EXHIBIT 99.1

MediaREADY Signs Letter of Intent to Acquire

Shandong Jiajia International

Diversified Chinese Company Bring’s Over $36 million in Annual Revenue

FORT LAUDERDALE, Fla., September 10, 2007 -- MediaREADY, Inc. (OTCBB: MRED), a provider of innovative interactive, media-convergent entertainment devices, announced today that it has signed a letter of intent to acquire controlling interest of Shandong Jiajia International Freight & Forwarding Co., Ltd. (“Shandong Jiajia”), a comprehensive logistics service provider and international shipping agent based in Qingdao, Shandong, China.  Formed in 1999, Shandong Jiajia arranges international land, maritime, and air transportation for its clients. In 2006, Shandong Jiajia achieved 2006 revenues of over $36 million.

Jeffrey Harrell, President of MediaREADY, Inc. said, “As part of our recently announced relationship with China Direct, Inc. (OTCBB: CHND), we have been reviewing a number of significant acquisition candidates over the past few months.  The acquisition of a controlling interest in Shandong Jiajia offers MediaREADY an exciting opportunity to expand internationally, by adding a growing profitable enterprise with significant revenue and earnings to our existing business.  Upon the successful close of the acquisition, we expect to realize an immediate opportunity for additional revenue growth.

Since its formation in 1999, Shandong Jiajia has offered its clients a comprehensive service package which includes; receipt of goods, warehousing, transporting shipments, consolidation of freight, customs declaration, inspection declaration, multimodal transport, and combined large-scale logistics. The company has established extensive relationships with both domestic and international transportation service providers.  Shandong Jiajia has been the designated agent of world known shipping companies including; NYK (Nippon Yusen Kaisha), P&O (Nedlloyd), and RCL (Regional Container Lines).  In 2006, the company realized a gross profit of $2.6 million on over $36 million in revenues (un-audited).

The proposal provides for MediaREADY to acquire a 51% equity interest in Shandong Jiajia.  The letter of intent provides that the parties will enter into a definitive agreement with expectations of a closing of the acquisition on or before October 31, 2007.  This will include working toward completion of a financial audit to meet MediaREADY’s reporting requirements upon the closing of the acquisition.

About MediaREADY Incorporated :

MediaREADY, Inc (OTCBB: MRED) is a pioneer in the media center and portable media device markets offering products and services that provide consumers with new gateways to today’s digital media and online services; therefore influencing how consumers are entertained, become informed, and communicate.  The Company has launched several products in categories including; media center and portable media center products, customer support and affiliate promotion services.  MediaREADY is focused on delivering products and solutions that are innovative, affordable, and easy to use.  For more information on the MediaREADY product line, including purchasing information, visit www.MediaREADYInc.com.

About China Direct, Inc.:

China Direct, Inc. (OTCBB: CHND) maintains active, majority stakes in a diversified portfolio of Chinese companies as well as offering consulting services for both private and publicly traded Chinese entities.  China Direct provides a platform to develop and nurture these entities as they expand their businesses globally. As a direct link to China, our Company serves as a vehicle to allow investors to directly participate in the rapid growth of Chinese economy in a diversified and balanced manner. For more information about China Direct, please visit http://www.cdii.net.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on current expectations or beliefs, including, but not limited to, statements concerning the Company's operations, financial performance and, condition.  For this purpose, statements that are not statements of historical fact may be deemed to be forward-looking statements.  The Company cautions that these statements by their nature involve risks and  uncertainties, and actual results may differ materially depending on a variety  of important factors, including, but not limited to, the impact of competitive  products, pricing and new technology; changes in consumer preferences and  tastes; and effectiveness of marketing; changes in laws and regulations;  fluctuations in costs of production, and other factors as those discussed in  the Company's reports filed with the Securities and Exchange Commission from time to time.  In addition, the company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

INVESTOR RELATIONS:

MediaREADY, Inc.

954-527-7780

investor@mediareadyinc.com

www.mediareadyinc.com